UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 12, 2009

Interstate Hotels & Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14331	52-2101815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4501 North Fairfax Drive, Suite 500, Arlington, Virginia		22203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 387-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Interstate Hotels & Resorts, Inc. ("we") executed an Agreement with Coliseum Capital Management, LLC and certain of its affiliates attached as Exhibit 99.1 to this Form 8-K in connection with Mr. Christopher Shackelton joining our Board of Directors. The Agreement is summarized in Item 5.02(d) below and such description is incorporated in this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Mr. Christopher Shackelton joined our Board of Directors as a Class II director on February 12, 2009, following his election by our Board. Mr. Shackelton’s term will expire at our 2009 Annual Meeting of Stockholders when he will be eligible to stand for re-election. Mr. Shackelton is a managing partner and co-founder of Coliseum Capital Management, LLC. Coliseum, a private investment partnership that makes long-term investments in both public and private companies, is currently Interstate’s largest stockholder with 3.7 million shares held. Prior to founding Coliseum, Mr. Shackelton was an analyst at Watershed Asset Management from 2003 through 2005. Earlier in his career, Mr. Shackelton worked in the investment banking division of Morgan Stanley & Co. Mr. Shackelton is a member of the board of directors of Rural/Metro Corp. and serves as a trustee for the Walter Johnson Foundation.

In connection with Mr. Shackelton joining our Board, we executed an Agreement with Coliseum and certain of its affiliates which is attached to this Form 8-K as Exhibit 99.1. Pursuant to the Agreement, we agreed to support Mr. Shackelton joining our Board of Directors and Coliseum agreed to certain standstill provisions relating to transactions involving our common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interstate Hotels & Resorts, Inc.

February 13, 2009	By:	/s/ Christopher L. Bennett

Name: Christopher L. Bennett
Title: EVP, Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Agreement dated February 12, 2009